EXHIBIT 16.1

October 2, 2026

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are the predecessor independent registered public accounting firm for CTT Pharmaceutical Holdings, Inc. (the Company). We have read the Company's disclosure in Item 4.01 of the Company's Current Report on Form 8-K dated October 2, 2026 and agree with the disclosure as it pertains to our firm.

Sincerely,

Holt & Patterson, LLC

Chesterfield, MO

260 Chesterfield Industrial Blvd. I Chesterfield, MO 63005 | holtpatterson.com I P 636-530-1040 | F 636-530-1101